Exhibit 10-26

As Amended and
Restated Effective
June 13, 2003

Energy East Corporation
2000 Stock Option Plan

I. Plan Objective

The objective of the 2000 Stock Option Plan (the "Plan") is to provide executives and certain other key employees of Energy East Corporation (hereinafter referred to as the "Company") and its Affiliates with options to purchase shares of the Company's Common Stock. The Plan also provides for the granting by the Company of stock appreciation rights to these employees. These options and stock appreciation rights are intended to more closely align the financial interests of management with those of the Company's stockholders by providing long-term incentives to those individuals who can significantly affect the future growth and success of the Company. In addition, the Plan will enhance the Company's ability to attract and retain executives and other key individuals of superior ability.

II. Definitions

"Affiliate" shall mean any company which qualifies as a "subsidiary corporation" or "parent corporation" of the Company under Section 424 of the Code, or any successor provision, or any other entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the equity.

"Award" shall mean an Option granted to a Participant pursuant to Article VI hereof, a Stock Appreciation Right granted to a Participant pursuant to Article VII hereof or any other award established by the Committee which is consistent with the purposes of the Plan.

"Award Agreement" shall mean a written agreement (including any amendment or supplement thereto) between the Company and a Participant which specifies the terms and conditions of an Award granted to such Participant.

"Board" shall mean the Board of Directors of Energy East Corporation.

"Cashless Exercise" shall mean the exercise of an Option by a Participant through the use of a brokerage firm to make payment to the Company of the exercise price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of the Company's Common Stock issued pursuant to the exercise of the Option, and whereby, upon receipt of such payment, the Company delivers the exercised shares to the brokerage firm.

"Chairman" shall mean the Chairman of Energy East Corporation.

"Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

"Fair Market Value" shall mean, with respect to any given date, the closing price of the Company's Common Stock on the New York Stock Exchange on the last trading day prior to that date, as reported by such responsible reporting service as the Committee may select.

"Incentive Stock Option" shall mean a stock option granted under Article VI hereof which is intended to qualify as an incentive stock option under Section 422 of the Code.

"Key Employee" shall mean an officer or other employee whose efforts and initiative have significantly contributed or are expected to significantly contribute to the future growth and success of the Company or its Affiliates.

"Non-Statutory Stock Option" shall mean a stock option granted under Article VI hereof which is not intended to qualify as an incentive stock option under Section 422 of the Code.

"Option" shall mean an Incentive Stock Option or a Non-Statutory Stock Option.

"Participant" shall mean an individual who is selected pursuant to Article IV hereof to receive an Award under the Plan.

"Rule 16b-3" shall mean Rule 16b-3 under Section 16(b) of the Exchange Act, or any successor provision, as amended from time to time.

"Section 162(m)" shall mean Section 162(m) of the Code, or any successor provision, as amended from time to time, and any regulations thereunder.

"Section 422" shall mean Section 422 of the Code, or any successor provision, as amended from time to time, and any regulations thereunder.

"Stock Appreciation Right" shall mean (i) in the case of a Stock Appreciation Right issued in tandem with an Option pursuant to Article VII hereof, the right to receive an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock (determined on the date of the exercise of the Stock Appreciation Right) over the exercise price of the related Option or (ii) in the case of a freestanding Stock Appreciation Right issued pursuant to Article VII hereof, the right to receive an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock (determined on the date of the exercise of the Stock Appreciation Right) over the Fair Market Value of a share of the Company's Common Stock determined on the date of the grant of the Stock Appreciation Right.

III. Administration

The Plan shall be administered by the Compensation and Management Succession Committee of the Board or such successor committee as may be appointed by the Board to administer the Plan (the "Committee"). The Committee shall be composed of at least two non-employee members of the Board who shall be qualified to administer the Plan as contemplated by both Rule 16b-3 and Section 162(m). The Committee shall have the authority to exercise all of the powers and authorities specifically granted to it under the Plan or necessary or desirable in the administration of the Plan, including, without limitation, the authority to select the employees to be granted Awards, the authority to determine the size and terms of the Awards to be granted to each employee and the authority to prescribe the form of Award Agreement embodying the Awards granted under the Plan. The Committee shall have the authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, and to make any other determinations that it believes necessary or advisable for the administration of the Plan. Decisions and determinations by the Committee shall be final and binding upon all parties.

IV. Eligibility and Participation

Awards may be granted to such employees of the Company as the Committee may from time to time select. In determining the individuals to whom Awards are to be granted and the number of such Awards, the Committee shall take into consideration the individual's present and potential contribution to the growth and success of the Company and such other factors as the Committee may deem proper and relevant. The Committee may request recommendations for individual Awards from the Chairman. The Committee may delegate to the Chairman the authority to make Awards to any employees of the Company who are not executive officers subject to Section 16 of the Exchange Act, subject to a fixed maximum Award amount for such a group and a fixed maximum Award amount for any one Participant, as determined by the Committee. Determinations as to Awards made to executive officers who are subject to Section 16 of the Exchange Act shall be made solely by the Committee. For purposes of participation in the Plan, the term "Company" includes the Company and its Affiliates.

V. Shares Available for Awards

A. Amount of Stock

Subject to adjustment as provided in Section C. of this Article V., the aggregate number of shares of the Company's Common Stock with respect to which Awards may be granted is 13,000,000 shares, less the total number of shares related to i) options and stock appreciation rights (including replacement awards) which have been granted under the Company's 1997 Stock Option Plan on or before the Effective Date (as defined in Article XI.) and which have been forfeited, and ii) replacement awards granted under the 1997 Stock Option Plan after the Effective Date. Any shares which relate to awards under the 1997 Stock Option Plan which after the Effective Date terminate by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or are settled in cash in lieu of the Company's Common Stock, will no longer be available for distribution under the 1997 Stock Option Plan, but will be available for distribution under the Plan. Shares of Common Stock delivered by the Company pursuant to the Plan may be either authorized but unissued Common Stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased by the Company in the open market and held as treasury shares, or both. Awards may be made under the Plan in any combination of Incentive Stock Options, Non-Statutory Stock Options, Stock Appreciation Rights, or any other awards established by the Committee which are consistent with the purposes of the Plan.

For purposes of this Section A., shares of the Company's Common Stock that relate to (i) a Stock Appreciation Right which is exercised, or (ii) any Award which terminates by expiration, forfeiture, cancellation or otherwise without the delivery of shares, or is settled in cash in lieu of the Company's Common Stock, shall thereafter again be available for grant pursuant to the Plan.

B. Individual Limitations

Subject to adjustment as provided in Section C. of this Article V., no individual may be granted, during any one calendar year of the Plan, Awards, other than replacement awards, that relate in total to more than 400,000 shares of the Company's Common Stock.

C. Dilution and Other Adjustments

In the event of any change in corporate capitalization (including, but not limited to, a change in the number of shares of Common Stock outstanding), such as a stock split or a corporate transaction, such as a merger, consolidation, separation, including a spin-off, or other distribution of stock or property of the Company, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete liquidation of the Company, the Committee shall cause there to be made such adjustments as it determines, in its sole discretion, to be necessary or appropriate, to the number and kind of shares that may be issued under the Plan, or to any individual under the Plan, and to the number and kind of shares or other property subject to and the exercise price (if applicable) of any then outstanding Awards, and such adjustments shall be conclusive and binding for all purposes of the Plan. If deemed necessary or appropriate by the Committee, provision may be made for the payment to a Participant who has an outstanding Option or other Award of a cash amount in cancellation of such Award equal to its then-value, as determined by the Committee; provided, that if such event takes place in connection with a Change in Control such value shall be based on the value received by holders of the outstanding Common Stock in connection with the Change in Control. Notwithstanding the foregoing, the number of shares subject to any Award shall always be a whole number.

VI. Terms and Conditions of Options

A. Grant of Options

Subject to the provisions of the Plan, the Committee shall have sole authority to determine the employees to whom Options shall be granted, the time or times when Options shall be granted, the number of shares to be covered by each Option, the terms of each Option, the Option Price (as defined in Section B. of this Article VI.) therefore, and the conditions and limitations applicable to the exercise of each Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Statutory Stock Options, or to grant both types of Options. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422.

B. Option Price

The Committee shall, in its sole discretion, establish the exercise price per share of the Company's Common Stock covered by an Option ("Option Price") at the time each Option is granted, which exercise price shall not be less than 100% of the Fair Market Value of the Company's Common Stock determined on the date of grant.

C. Exercise of Options and Grant of Replacement Options

Each Option shall be exercisable at such time or times, upon such events, and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement; provided, however, that in no event may any Option granted hereunder be exercisable after the expiration of ten years from the date of such grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any conditions relating to the application of federal or state securities laws, as it may deem necessary or advisable.

Unless otherwise provided by the Committee, Options shall be exercised by the delivery of a written notice from the Participant to the Secretary of the Company in the form prescribed by the Committee which sets forth the number of shares with respect to which the Option is exercised and which is accompanied by full payment for the shares. Unless otherwise provided by the Committee, no shares shall be delivered pursuant to any exercise of an Option until payment in full of the Option Price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or, if and to the extent permitted by the Committee, by tendering (either actually or by attestation) shares of the Company's Common Stock owned by the holder of the Option (which are not subject to any pledge or other security interest), or by combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Common Stock so tendered to the Company, valued as of the date of such tender, is at least equal to the Option Price times the number of shares with respect to which the Option is being exercised. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a "Cashless Exercise" of the Option. As soon as practicable after receipt of the written notice and payment, the Company shall deliver to the Participant stock certificates based upon the number of shares with respect to which the Option is exercised and which are issued in the Participant's name. A Participant shall have the rights of a stockholder only with respect to shares for which such stock certificates have been issued to such Participant.

Unless otherwise provided by the Committee, to the extent that all or any portion of the Option Price, or taxes incurred in connection with the exercise of an Option, are paid by delivery of the common shares of the Company (or, in the case of the payment of taxes, by the withholding of shares) then, concurrently with such delivery or withholding, the Participant shall be granted, as additional Awards, replacement Options, subject to the other provisions of the Plan. The replacement Options, to the extent permissible, shall cover the number of common shares surrendered to pay the Option Price plus the number of shares surrendered or withheld to satisfy the Participant's tax liability, shall have an exercise price equal to 100% of the Fair Market Value of such common shares determined on the date such replacement Option is granted, shall first be exercisable no earlier than six months from the date of the grant of the replacement Option, shall have an expiration date equal to the expiration date of the original Option and shall contain such other terms and conditions as determined by the Committee. A replacement Option shall be granted in connection with the exercise of an Option which is itself a replacement Option.

The Committee, in its sole discretion, may, in lieu of delivering shares covered by an exercised Option, settle the exercise of the Option by means of a cash payment to the Participant equal to the difference between the Fair Market Value of the Company's Common Stock determined on the exercise date and the Option Price. At the same time, the Committee shall return to the Participant the Participant's payment, if any, for the shares covered by the Option.

With the consent of the Committee, and subject to compliance with applicable laws and regulations, the Company, in its sole discretion, may lend money to a Participant, guarantee a loan to a Participant or otherwise assist a Participant to obtain the cash necessary to exercise all or any portion of an Option granted under the Plan, including the payment by a Participant of any or all applicable taxes due in connection with the exercise of an Option granted under the Plan.

VII. Stock Appreciation Rights

The Committee may, with sole and complete authority, grant Stock Appreciation Rights which are in tandem with an Option or which are freestanding and unrelated to an Option. A Stock Appreciation Right granted in tandem with an Option shall be granted at the same time as the Option is granted. Stock Appreciation Rights shall be exercisable, in whole or in part, at such time or times, and subject to such other terms and conditions, as shall be prescribed by the Committee, provided that Stock Appreciation Rights shall not be exercisable after the expiration of ten years from the date of grant.

Stock Appreciation Rights granted in tandem with Options shall entitle a Participant to receive from the Company, upon exercise of the right, an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock, determined on the date of the exercise of the right, over the exercise price of the related Option. A freestanding Stock Appreciation Right shall entitle a Participant to receive from the Company, upon exercise of the right, an amount equal to the excess of the Fair Market Value of a share of the Company's Common Stock, determined on the date of the exercise of the right, over the Fair Market Value of a share of the Company's Common Stock, determined on the date of the grant of the Stock Appreciation Right.

The exercise of a Stock Appreciation Right granted in tandem with an Option shall result in a corresponding cancellation of the related Option to the extent of the number of shares of the Company's Common Stock as to which the Stock Appreciation Right is exercised. In such case, the number of shares subject to such exercised Stock Appreciation Right and related cancelled Option shall become available for grant under Article V. Section A. hereof. The exercise of an Option associated with a tandem Stock Appreciation Right shall result in a cancellation of the related Stock Appreciation Right to the extent of the number of shares of the Company's Common Stock as to which the Option is exercised. Notwithstanding such cancellation, the number of shares subject to any such exercised Option and related Stock Appreciation Right shall not become available for grant under Article V. Section A. hereof.

VIII. Amendments and Termination

The Committee may, in its sole discretion, at any time terminate the Plan and from time to time modify or amend the Plan, or any part hereof, for any reason; provided, however: (i) the Plan shall not be amended or modified without shareholder approval if and to the extent shareholder approval is required under the applicable regulations under Section 162(m) or Section 422; (ii) the Plan shall not be amended or modified without shareholder approval so as to increase the number of shares which may be issued under the Plan or to amend the provisions of Article X. Section D. hereof; and (iii) the termination, modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect any rights under any Award previously granted to such Participant. No Awards shall be granted pursuant to this Plan after May 18, 2010.

IX. Withholding Taxes
    Whenever the Company is to issue or transfer shares of Common Stock under the plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements prior to the delivery of any certificates for such shares.
    Whenever payments under the Plan are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and local withholding tax requirements.
    The Committee, in its sole discretion, may provide that a Participant may satisfy, totally or in part, the Participant's obligations pursuant to Section A. hereof by electing to have shares withheld, to redeliver shares acquired under an Award, or to deliver previously owned shares having a Fair Market Value equal to the amount required to be withheld, provided that the election is made in writing on or prior to the date of exercise of the Option. The Fair Market Value of any shares of Common Stock to be withheld or delivered shall be determined as of the date that the taxes are required to be withheld.

X. Miscellaneous Provisions
    Each Award hereunder shall be evidenced in writing by an Award Agreement. The Committee shall provide in the Award Agreement the terms and conditions applicable to an award in the event of the Participant's termination of employment by reason of retirement, death, disability or any other reason and the effect thereon, if any, of a change in control (as determined by the Committee) of the Company.
    Nothing in the Plan or in any Award Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.
    No award shall be assignable or transferable otherwise than by will or the laws of descent and distribution, except that the Committee may provide in an Award Agreement for the transferability of an Award:

    (a) by gift to (i) a spouse or other family member, or (ii) a trust or an estate in which the original Participant or the Participant's spouse or other family member has a substantial interest; and

    (b) pursuant to a domestic relations order as defined in Section 414 of the Code, or any successor provision;

    provided, however, that any Award so transferred shall continue to be subject to all terms and conditions contained in the Award Agreement. If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant.

    No right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant.
    Except for adjustments as provided in Section C. of Article V. hereof, the Option Price for any outstanding Option granted hereunder may not be decreased after its date of grant, nor may an outstanding Option granted under the Plan be surrendered to the Company as consideration for the grant of a new Option with a lower Option Price.
    The Plan shall be submitted to the common stockholders of the Company for approval. Options may not be granted, and Shares may not be delivered, under the Plan unless and until such time as such approval and authorization has been received. The common stockholders of the Company shall be deemed to have approved the Plan only if it is approved at a meeting of the common stockholders duly held by vote taken in the manner required by law.
    Notwithstanding anything to the contrary contained in the Plan or any Award Agreement, the Company shall not be required to issue shares of Common Stock until applicable legal, listing, registration and regulatory requirements or approvals relating to the issuance have been satisfied or obtained.
    The Plan and all Award Agreements entered into pursuant to Award grants shall be governed by the laws of the State of New York, other than its conflicts of laws provisions. In the event of an inconsistency between any term of the Plan and any term of any Award Agreement, the terms of the Plan shall govern.
    It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

XI. Effective Date

Subject to the approval of the common stockholders, the Plan shall be effective as of May 19, 2000 ("Effective Date").

XII. Change in Control

In order to preserve a Participant's rights under an Award in the event of a change in control (as determined by the Committee) of the Company, the Committee in its discretion may, at the time an Award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable, (iii) adjust the terms of the Award in a manner determined by the Committee to reflect the change in control, or (iv) make such other provision as the Committee may consider equitable and in the best interests of the Company.